Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	October 3, 2016

Contact:	Tim McDonald
707-363-0174
Tim@winespokenhere.com

Truett-Hurst, Inc. Announces Appointment of New Chief Financial Officer

(HEALDSBURG, Calif.) – October 3, 2016

Truett-Hurst, Inc. (the “Company”) today announced the appointment of Evan B. Meyer as Chief Financial Officer (CFO), effective October 26, 2016, replacing Mr. Paul Forgue. Mr. Meyer brings considerable finance, accounting and audit experience. Mr. Forge will provide consulting services to the Company to assist while the Company’s new CFO is integrated.

Mr. Phil Hurst, Truett-Hurst’s Chief Executive Officer stated, “Evan’s experience in assisting rapidly growing companies and his focus in the areas of strategic planning, risk management and corporate governance will be vital to continue to grow our business. The timing is now right for an orderly transition. I want to thank Paul for his many contributions to Truett over the past two years. He has been a valuable business partner and played an integral part in getting the Company to this point in our evolution. I wish him great success as he returns to Asia.”

Mr. Meyer recently served as the Chief Financial Officer of Avantel SAS, a mobile operator in Bogotá, Colombia. Prior to Avantel, he was the Chief Financial Officer of PaymentOne Corporation in Campbell, California from 2005 to 2015. Prior to that, he served as Vice President of Finance and Administration at PaymentOne Corporation, from 2000 to 2004. From 1994 to 1998, he served as Senior Manager and Principal Consultant at Pricewaterhouse Coopers LLP in San Francisco, California. He received his Masters of Business Administration from the University of Washington’s M.G. Foster School of Business in 1993, and his Bachelors of Science from California State Polytechnic University, Pomona in 1986. Mr. Meyer has held a C.P.A. certificate (inactive) in the State of California since 1989.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com), is a holding company headquartered in Healdsburg, California. Its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, for periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on September 28, 2016, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.